UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

ITEM 8.01 Other Events

On February 9, 2018, Delcath Systems, Inc. (the “Company”) closed a registered offering of 212,000,000 shares of common stock, 38,000,000 pre-funded warrants to purchase 38,000,000 shares of common stock and warrants to purchase an aggregate of 500,000,000 shares of common stock for total gross proceeds of approximately $5.0 million. The offering was priced at $0.02 per unit with each unit comprised of one share of common stock (or one pre-funded warrant) and one common stock purchase warrant to purchase two shares, provided that, with respect to the units with pre-funded warrants $0.019 per unit shall be paid at closing and $0.001 shall be paid upon exercise of each of the pre-funded warrants. The warrants carry a five-year term from the date of initial exercisability (which is later of one year from the date of issuance and date of amendment to articles of incorporation to increase number of authorized shares of common stock) with an exercise price of $0.02 per share.

Roth Capital Partners, LLC acted as exclusive placement agent for the offering.

The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-220898) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 7, 2018. The securities may be offered only by means of a prospectus. The final prospectus related to the offering has been filed with the SEC and may be obtained at the SEC’s website located at http://www.sec.gov.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

After consummation of this offering, the Company has 434,981,824 shares of its common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: February 12, 2018	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer